UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

Waters Corporation

(Exact Name of registrant as specified in its charter)

Delaware	001-14010	13-3668640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Maple Street

Milford, Massachusetts 01757

(Address of Principal Executive Offices) (Zip Code)

(508) 478-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	WAT	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 17, 2026, Robert L. Carpio III notified Waters Corporation (the “Company”) of his decision to resign from his position as Senior Vice President, Waters Analytical Sciences Division to pursue other opportunities. Mr. Carpio relinquished his duties related to such position effective August 20, 2026.

Item 8.01	Other Events.

Tina Wu, the Company’s Senior Vice President, Waters Materials Sciences Division and President, China, will assume the role of Senior Vice President, Waters Analytical Sciences Division. Ms. Wu has more than two decades of global experience leading business-to-business organizations spanning research and development, commercial operations and manufacturing. Prior to joining the Company in June 2026, Ms. Wu was employed at DuPont (NYSE: DD) for over 20 years, where she held a series of senior leadership positions running businesses ranging from approximately $1 billion to $2.3 billion in annual net sales, most recently as Global Vice President, President of DuPont Mobility & Materials since 2021.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATERS CORPORATION

Dated: August 21, 2026	By:	/s/ Keeley A. Aleman
	Name:	Keeley A. Aleman
	Title:	Corporate Secretary